EXHIBIT 5

                         [LETTERHEAD OF BLANK ROME LLP]


                                                              September 29, 2004


iCAD, Inc.
4 Townsend West, Suite 17
Nashua, New Hampshire  03063

Gentlemen:

                  You have requested our opinion with respect to the offering by you, iCAD, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), of up to 1,000,000 shares of the Company's common stock, $.01 par value (the "Shares"), issuable upon exercise of stock options or upon the grant of other stock-based awards (collectively, the "Plan Awards") to be granted under the Company's 2004 Stock Incentive Plan (the "2004 Plan").

                  We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

                  Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the terms of the Registration Statement, the 2004 Plan and the Plan Awards, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                         Very truly yours,


                                                         /s/ BLANK ROME LLP

                                                         BLANK ROME LLP